Exhibit 3.2

Form 403 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 7871 1 -3697 51 2 463-5555 FA X: 512/463-5709 Filing Fee: $15	Certificate of Correction	This space reserved for office use. FILED In the Office of the Secretary of State of Texas AUG 24 2016 Corporations Section

Entity Information

1.  The name of the filing entity is:

PETROLIA ENERGY CORPORATION

State the name of the entity as currently shown in the records of the secretary of state.  If the certificate of correction corrects the name of the entity, state the present name and not the name as it will be corrected.

The file number issued to the filing entity by the secretary of state is:          802485407

Filing Instrument to be Corrected

2. The filing instrument to be corrected is:   Certificate of Formation (as part of Certificate of Conversion)

The date the filing instrument was filed with the secretary of state:          06/15/2016
mm/dd/yyyy

Identification of Errors and Corrections
(Indicate the errors that have been made by checking the appropriate box or boxes; then provide the corrected text.)

☐  The entity name is inaccurate or erroneously stated.  The corrected entity name is:

☑  The registered agent name is inaccurate or erroneously stated.  The corrected registered agent name is:

Corrected Registered Agent
(Complete either A or B, but not both.)

A.  The registered agent is an organization (cannot be entity named above) by the name of:

OR

B.  The registered agent is an individual resident of the state whose name is:

LEE	H.	LYTTON
First	Middle	Last Name	Suffix

The person executing this certificate of correction affirms that the registered agent, whose name is being corrected by this certificate, consented to serve as registered agent at the time the filing instrument being corrected took effect.

RECEIVED
AUG 24 2016
Secretary of State
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☑  The registered  office address is inaccurate or erroneously stated.  The corrected registered office address is:

Corrected Registered Office Address

710 N POST OAK SUITE 512	HOUSTON	TX	77024
Street Address (No P.O. Box)	City	State	Zip Code

☐  The purpose of the entity is inaccurate or erroneously stated. The purpose is corrected to read as follows:

☐  The period of duration of the entity is inaccurate or erroneously stated. The period of duration is corrected to read as follows:

Identification of Other Errors and Corrections
(Indicate the other errors and corrections that have been made by checking and completing the appropriate box or boxes.)

☑ Other errors and corrections.  The following inaccuracies and errors in the filing instrument are corrected as follows:

☑ Add  Each of the following provisions was omitted and should be added to the filing instrument. The identification or reference of each added provision and the full text of the provision is set forth below.
SEE ATTACHED ARTICLES 6-1 1 - they all need to be added

☑ Alter            The following identified provisions of the filing instrument contain inaccuracies or errors to be corrected.  The full text of each corrected provision is set forth below:
SEE ATTACHED ARTICLES 3 & 4
(Article 3 should have a total of 5 directors listed. Quinten Beasley and Lee Lytton are missing)

(Article 4 outlines the Share structure. There are 2 classes of shares totalling 151,000,000.  150,000,000 of common stock @ $0.00 I  per sham and 1,000,000 of "blank check" preferred stock  @ $0.10 per share) Please copy the details and description from attached Articles

☐ Delete Each of the provisions identified below was included in error and should be deleted.

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☑ Defective Execution The filing instrument was defectively or erroneously signed, sealed, acknowledged or verified. Attached is a correctly signed, sealed, acknowledged or verified instrument.

Statement Regarding Correction

The filing instrument identified in this certificate was an inaccurate record of the event or transaction evidenced in the instrument, contained an inaccurate or erroneous statement, or was defectively or erroneously signed, sealed, acknowledged or verified.  This certificate of correction is submitted for the purpose of correcting the filing instrument.

Correction to Merger, Conversion or Exchange

The filing instrument identified in this certificate of correction is a merger, conversion or other instrument involving multiple entities. The name and file number of each entity that was a party to the transaction is set forth below. (If the space provided is not sufficient, include information as an attachment to this form.)

Rockdale Resources Corporation	0801786557
Entity name	SOS file number

Entity name	SOS file number

Effectiveness of Filing

After the secretary of state files the certificate of correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected. As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the certificate of correction is filed by the secretary of state.

Execution

The undersigned signs this document subject to the penal ties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized. under the provisions of law governing the entity to execute the filing instrument.

Date:    08/22/2016

By:

/s/ Lee Lytton
Signature of authorized person

LEE LYTTON
Printed or typed name of authorized person (sec instructions)

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CERTIFICATE OF CONVERSION OF A FOREIGN (COLORADO) CORPORATION
CONVERTING TO A DOMESTIC (TEXAS) CORPORATION

The name of the converting corporation/entity is:

Rockdale  Resources Corporation

The Jurisdiction of formation of the corporation is: Colorado

The date of formation of the corporation is: 01/16/2002

The file number, if any, issued to the corporation by the secretary of state of Colorado is: 20021010602

PLAN OF CONVERSION

The foreign corporation named above is converting to a domestic corporation. The name of the domestic corporation/converted entity is:  Petrolia Energy Corporation

The converted entity will be formed under the laws of: Texas

Type of converted entity: For Profit Corporation

Instead of attaching the plan of conversion, the corporation certifies to the following statements:

A signed plan of conversion is on file at the principal place of business of the foreign corporation, the converting entity. The address of the principal place of business of the corporation is:

710 N Post Oak Rd., Suite 512, Houston, TX 77024, United States

A signed plan of conversion will be on file after the conversion at the principal place of business of the converted entity. The address of the principal place of business of the converted entity is:

710 N Post Oak Rd., Suite 512, Houston, TX 77024, United States

A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or shareholder of the converting or converted entity.

The converting entity is continuing its existence in the organizational form of the converted entity.

CERTIFICATE OF FORMATION FOR THE CONVERTED ENTITY

The converted entity is a Texas corporation. The certificate of formation of the Texas corporation is attached to this certificate either as an attachment or exhibit to the plan of conversion, or as an attachment or exhibit to this certificate of conversion if the plan has not been attached to the certificate of conversion.

APPROVAL OF THE PLAN OF CONVERSION

The plan of conversion has been approved as required by the laws of the jurisdiction  of formation and the governing documents of the converting entity.

EFFECTIVENESS OF FILING

This document becomes effective when the document is accepted and filed by the secretary of state.

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TAX CERTIFICATE

In lieu of providing the tax certificate, the converted entity is liable for the payment of any franchise taxes.

EXECUTION

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:

Rockdale Resources Corporation

By:  /s/ Lee Lytton
Its:  Secretary
Printed Name:  Lee Lytton

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Certificate of Formation For-Profit Corporation

This entity is formed under a Plan of Conversion dated January 15, 2015, of Rockdale Resources Corporation From a Colorado Corporation into a Texas Corporation. Rockdale Resources Corporation, which has an address of 7l0 N Post Oak Rd., Suite 512, Houston, Texas 77024, United States, was originally formed as a Colorado for-profit corporation on January 16, 2002.

Article 1 - Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

PETROLIA ENERGY CORPORATION

Article 2 - Registered Agent and Registered Office

The initial registered agent is an individual resident of the state whose name is set forth below:

Lee H. Lytton

The business address of the registered agent and the registered office address is:

710 N Post Oak Rd., Suite 512
Houston, Texas 77024

Article 3 - Directors

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Leo Womack	710 N Post Oak Rd., Suite 512
Houston, Texas 77024, United States
Zel C. Khan	710 N Post Oak Rd., Suite 512
Houston, Texas 77024, United States
Lee H. Lytton	710 N Post Oak Rd., Suite 512
Houston, Texas 77024, United States
Joel Oppenheim	710 N Post Oak Rd., Suite 512
Houston, Texas 77024, United States
Quinten Beasley	710 N Post Oak Rd., Suite 512
Houston, Texas 77024, United States

The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

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In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

(a)	To adopt, amend or repeal the Bylaws of the Corporation; and

(b)	To exercise, in addition to the powers and authorities herein before or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the' Corporation, subject, nevertheless, to the provisions of the Texas Business Organizations Code as the same may be amended and supplemented (the "Code") and of this Certificate of Formation and of the Bylaws of the Corporation.

Article 4 - Authorized Shares

The total number of shares of stock that the Corporation shall have authority to issue is 151,000,000, consisting of 150,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 1 ,000,000 shares of "blank check" preferred stock par value $0.10 per share ("Preferred Stock").

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Article 5 - Purpose

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

Article 6 - Consideration for Shares; Dividends

No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause. The good faith determination of the Board of Di rectors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

Dividends in cash, property or shares of the Corporation may be paid upon the stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

Article 7 - Voting Rights and Consents to Action

The holders of one-third of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transact ion of any business unless the action to be taken at the meeting shall require a greater proportion.

In addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Formation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of this Certificate of Formation or to approve a "fundamental action" pursuant to Section 21 .264 of the Code, except to the extent a greater vote is required by this Certificate of Formation or any provision of law.

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In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

Except as otherwise provided in this Certificate of Formation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action (including, but not limited to in connection with any "fundamental action" as defined in Section 21.364 of the Code), the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote set forth herein or as otherwise required by law, for the proposed corporate action (as modified by this Certificate of Formation), provided that prompt notice shall be given to al l stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Article 8 - Liability of Directors

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Code, as the same may be amended and supplemented.

Article 9 - Preemptive Rights; and Cumulative Voting

The holders of the capital stock of this Corporation shall not have the preemptive right to acquire additional unissued shares or treasury shares of the capital stock of this Corporation, or securities convertible into shares of capital stock or carrying capital purchase warrants or privileges.

Cumulative voting of shares of stock of the Corporation shall not be allowed or authorized in the election of the Board of Directors of the Corporation.

Article 10 - Indemnification of Directors

Section A.          Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 21.316 of the Code, or (iv) for any transaction from which the director derived an improper personal benefit. If the Code is amended after approval by the sole incorporator or the stockholders of this Article 10, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely effect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Section B.          Indemnification by Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (or, for purposes of this Article, a trustee) of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the Code, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding.

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To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (1) of this Section B, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. I n all other cases wherein indemnification is provided by this Article, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation. Expenses incurred by other employees or agents of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate.

The indemnification hereby provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section C.          Insurance. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article.

Section D.          Amendments. Any amendment, repeal or modification of any of the foregoing provisions of this Article 10 shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal or modification.

Article 11 - Amendments

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Formation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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Organizer

The name and .address of the organizer:

Lee H. Lytton
710 N Post Oak Rd., Suite 512
Houston, Texas 77024

Effectiveness of Filing

This document becomes effective when the document is filed by the secretary of state.

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:                    8/22/16

/s/ Lee H. Lytton
Lee H. Lytton

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